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As filed with the Securities and Exchange Commission on June 21, 2017

Registration No. 333-218680

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANTERO MIDSTREAM PARTNERS LP*
ANTERO MIDSTREAM FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)	4922 4922 (Primary Standard Industrial Classification Code Number)	46-4109058 81-3742749 (I.R.S. Employer Identification Number)

1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Glen C. Warren, Jr.
President and Secretary
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
W. Matthew Strock
Julian J. Seiguer
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

            If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

            Each registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantors(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Antero Midstream LLC	Delaware	46-5517375
Antero Water LLC	Delaware	47-2263453
Antero Treatment LLC	Delaware	30-0882879

(1)
The address for each of the Registrant Guarantors is 1615 Wynkoop Street, Denver, Colorado 80202, and the telephone number for each of the Registrant Guarantors is (303) 357-7310. The Primary Industrial Classification Code for Antero Midstream LLC is 4922. The Primary Industrial Classification Code for each of Antero Water LLC and Antero Treatment LLC is 1389.

 Explanatory Note

        This Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-218680) (the "Registration Statement") is being filed for the purpose of filing Exhibit 5.1 to the Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 20 or 22 of Part II of the Registration Statement.

 Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Members of Our Board of Directors

Antero Midstream Partners LP

        Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of our general partner or any departing general partner;

  •
  any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

  •
  any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

  •
  any person who controls our general partner or any departing general partner; and

  •
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification.

        Our general partner has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

Antero Midstream Finance Corporation

        Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification under subsections (a) and (b) of section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of section 145 of the DGCL. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Section 145 of the DGCL further provides that a Delaware corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under section 145 of the DGCL. Also, the bylaws of Antero Midstream Finance Corporation provide for the indemnification of directors and officers of and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

        The general effect of Section 145 of the General Corporation Law of the State of Delaware and Antero Midstream Finance Corporation's charter documents is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Antero Midstream Finance Corporation pursuant to the foregoing provisions, Antero Midstream Finance Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Antero Midstream LLC's, Antero Water LLC's and Antero Treatment LLC's limited liability company agreements each provide for the indemnification of its member and officers for any act or omission done or omitted by him in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of such limited liability agreement on the part of the member or officers of Antero Midstream LLC, Antero Water LLC or Antero Treatment LLC. Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC shall indemnify its member or officers to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the member or officers of Antero Midstream LLC, Antero Water LLC or Antero Treatment LLC (including, without limitation, reasonable attorneys' fees and disbursements incurred in the defense thereof) arising out of any act or omission of the member or officers of Antero Midstream LLC, Antero Water LLC or Antero Treatment LLC connection with Antero Midstream LLC, Antero Water LLC or Antero Treatment LLC, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of such member or officers.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Description
3.1	**	Certificate of Conversion of Antero Resources Midstream LLC, dated November 5, 2014 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on November 7, 2014).

3.2	**	Amended and Restated Certificate of Limited Partnership of Antero Midstream Partners LP, dated April 11, 2017 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on April 11, 2017).

3.3	**	Agreement of Limited Partnership of Antero Midstream Partners LP, dated as of November 10, 2014 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on November 17, 2014).

3.4	**	Amendment No. 1 to Agreement of Limited Partnership of Antero Midstream Partners LP, dated as of February 23, 2016 (incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-K (Commission File No. 001-36719) filed on February 24, 2016).

4.1	**	Indenture related to the 5.375% Senior Notes due 2024, dated as of September 13, 2016, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on September 13, 2016).

4.3	**	Form of 5.375% Senior Note due 2024 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (Commission File No. 001-36719) filed on September 13, 2016).

4.4	**	Registration Rights Agreement related to the 5.375% Senior Notes due 2024, dated as of September 13, 2016, by and among Antero Midstream Partners LP, the several guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (Commission File No. 001-36120) filed on December 29, 2016).

5.1	*	Opinion of Vinson & Elkins L.L.P.

12.1	**	Computation of Ratio of Earnings to Fixed Charges.

Exhibit Number		Description
23.1	**	Consent of KPMG, LLP.

23.2	*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

24.1	**	Powers of Attorney (included on the signature pages of this registration statement).

25.1	**	Form T-1 Statement of Eligibility and Qualification of Wells Fargo Bank, National Association.

*
Filed herewith

**
Previously filed

Item 22.    Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a)   any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

          (b)   any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

          (c)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

          (d)   any other communication that is an offer in the offering made by such registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Security Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 21, 2017.

ANTERO MIDSTREAM PARTNERS LP
By:	Antero Midstream Partners GP LLC, its general partner
By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	Director, President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 21, 2017 in the capacities indicated.

Name	Title

* Paul M. Rady	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)
* Michael N. Kennedy	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)
* K. Phil Yoo	Vice President—Accounting, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr.	Director, President and Secretary
* Richard W. Connor	Director
* W. Howard Keenan, Jr.	Director

Name	Title

* John C. Mollenkopf	Director
* Peter R. Kagan	Director
* David A. Peters	Director

*By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. Attorney-in-Fact

        Pursuant to the requirements of the Security Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 21, 2017.

ANTERO MIDSTREAM FINANCE CORPORATION
By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	Director, President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 21, 2017 in the capacities indicated.

Name	Title

* Paul M. Rady	Director and Chief Executive Officer (Principal Executive Officer)
* Michael N. Kennedy	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)
* K. Phil Yoo	Vice President—Accounting, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr.	Director, President and Secretary

*By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, the co-registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 21, 2017.

ANTERO MIDSTREAM LLC ANTERO WATER LLC ANTERO TREATMENT LLC
By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 21, 2017 in the capacities indicated.

Name	Title

* Paul M. Rady	Chief Executive Officer (Principal Executive Officer)
* Michael N. Kennedy	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)
* K. Phil Yoo	Vice President—Accounting, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

*By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. Attorney-in-Fact

 INDEX TO EXHIBITS

Exhibit Number		Description
3.1	**	Certificate of Conversion of Antero Resources Midstream LLC, dated November 5, 2014 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on November 7, 2014).

3.2	**	Amended and Restated Certificate of Limited Partnership of Antero Midstream Partners LP, dated April 11, 2017 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on April 11, 2017).

3.3	**	Agreement of Limited Partnership of Antero Midstream Partners LP, dated as of November 10, 2014 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on November 17, 2014).

3.4	**	Amendment No. 1 to Agreement of Limited Partnership of Antero Midstream Partners LP, dated as of February 23, 2016 (incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-K (Commission File No. 001-36719) filed on February 24, 2016).

4.1	**	Indenture related to the 5.375% Senior Notes due 2024, dated as of September 13, 2016, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on September 13, 2016).

4.3	**	Form of 5.375% Senior Note due 2024 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (Commission File No. 001-36719) filed on September 13, 2016).

4.4	**	Registration Rights Agreement related to the 5.375% Senior Notes due 2024, dated as of September 13, 2016, by and among Antero Midstream Partners LP, the several guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (Commission File No. 001-36120) filed on December 29, 2016).

5.1	*	Opinion of Vinson & Elkins L.L.P.

12.1	**	Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of KPMG, LLP.

23.2	*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

24.1	**	Powers of Attorney (included on the signature pages of this registration statement).

25.1	**	Form T-1 Statement of Eligibility and Qualification of Wells Fargo Bank, National Association.

*
Filed herewith

**
Previously filed

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Explanatory Note
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Officers and Members of Our Board of Directors
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
INDEX TO EXHIBITS